Exhibit 99.1


                              STRICTLY CONFIDENTIAL


                 MMC REPORTS FOURTH QUARTER AND YEAR-END RESULTS

               Board of Directors Announces First Quarter Dividend


NEW YORK, NEW YORK, March 1, 2005-Marsh & McLennan Companies, Inc. (MMC) today reported financial results for the quarter and year ended December 31, 2004. In the fourth quarter, consolidated revenues declined 1 percent to $3 billion. After restructuring, regulatory settlements, and related expenses, the company reported a net loss of $676 million in the fourth quarter, or a loss of $1.28 per share. Full-year consolidated revenues were $12.2 billion, up 5 percent over the prior year. Net income for the full year was $180 million, or earnings per share of $.34. MMC's Board of Directors has declared a first quarter 2005 dividend of $.17, a 50 percent decline. The dividend will be paid on March 30, 2005 to shareholders of record on March 15, 2005.

                                Significant Items

       o Marsh Inc. continues to restructure its operations, improve efficiencies, and eliminate unprofitable accounts. This could affect approximately 2,500 people throughout its global operations and, when fully implemented, should lead to annual expense savings exceeding $375 million. This is in addition to MMC's fourth quarter restructuring expenses totaling $337 million, with anticipated annual savings of $400 million.

       o Market service revenues in risk and insurance services declined $220 million in the fourth quarter and $304 million for 2004.

       o Through its new standardized commission structure, Marsh expects to recover a meaningful portion of its lost revenues within the next year.

       o The $850 million settlement with New York regulators for restitution comprises a $618 million pretax charge in the fourth quarter and $232 million provided in the third quarter.

       o Putnam incurred a charge of $80 million for restitution relative to prior regulatory settlements.

       o Marsh changed its estimated cost for future claims handling and certain administrative services in connection with guidance issued by The Institute of Chartered Accountants in the U.K. This resulted in a $65 million charge with no incremental cash outflow.

Michael G. Cherkasky, president and chief executive officer of MMC, said:
"Clearly, 2004 was the most difficult year in MMC's financial history. We confronted major regulatory issues at both Marsh and Putnam. The settlements we have announced are important steps forward for the company. As a result, we are ready to put these matters behind us and move ahead in 2005 to restore the trust our clients have placed in us and to rebuild shareholder value.

"We do not underestimate the task ahead. Achieving our objectives will not be quick or easy. Our employees are our greatest asset; they are resilient and determined to set the industry standards to allow MMC to live up to its history of dedicated client service. We have already introduced new leadership, instituted new compliance procedures, and initiated new ways of interacting with clients that will enable us to remain the leader in the businesses in which we participate.

"Marsh has begun to implement significant business reforms to ensure complete transparency in its dealings with clients. It is restructuring its operations, improving efficiencies, eliminating unprofitable accounts, and simplifying its management structure while maintaining its commitment to being a full-service leader in insurance broking. We believe that in 2006, Marsh will be a stronger, more streamlined company, delivering profitable growth with an operating margin in the upper-teens, and with the opportunity for further margin expansion."

                               Financial Results

MMC's consolidated revenues of $3 billion for the quarter ended December 31, 2004 declined 1 percent. MMC incurred a loss in the fourth quarter of $1.28 per share. Fourth quarter expenses were affected significantly by regulatory issues and the restructuring of MMC's operations (see attached supplemental information schedules). Underlying expenses, adjusted for these items, were down 1 percent compared with the prior year fourth quarter. The effect of foreign exchange on consolidated operating income was not material.

For the year, consolidated revenues rose 5 percent to $12.2 billion. Operating income declined to $652 million, reflecting costs of regulatory settlements at Marsh and Putnam and costs related to restructuring MMC's businesses. Results in risk and insurance services include the $850 million charge related to the settlement agreement reached with the New York State Attorney General and the Superintendent of Insurance as well as the impact of a $304 million decrease in market service revenues. Results at Putnam reflect $220 million of expenses associated with settlements with the Securities and Exchange Commission and the Commonwealth of Massachusetts. Additional legal and audit costs for Marsh and Putnam totaled $60 million. Net income for the full year declined to $180 million, and earnings per share decreased to $.34 from $2.81.

Risk and Insurance Services
---------------------------
Risk and insurance services revenues grew 2 percent in the fourth quarter, reflecting the acquisition of Kroll and the decline of market service revenues. Insurance marketplace conditions were more competitive in the quarter, with rate decreases across most lines of commercial property and casualty insurance. Underlying revenues, excluding the effect of market service revenues, acquisitions, and foreign exchange, declined 1 percent. Risk management and insurance broking declined 6 percent. Due to the pricing environment, retention and new business activity were down slightly year-over-year, compared with a strong 2003 fourth quarter. Reinsurance broking and services grew 2 percent on a reported basis and 1 percent on an underlying basis. Kroll reported excellent results in the


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


quarter, with particularly strong demand continuing for technology services, such as electronic discovery, data recovery, and background screening.

For the year, risk and insurance services revenues rose to $7.4 billion, an increase of 8 percent. Marsh's risk management and insurance broking operations reported solid revenue growth in Europe, Asia Pacific, and Latin America. Guy Carpenter's revenue growth was due to new business development as demand for analytical and placement services remained high. Related insurance services results reflect growth in claims management and at MMC Capital.

Consulting
----------
Mercer performed well in 2004. Revenues increased 13 percent to $3.1 billion from $2.7 billion. Underlying revenues grew 3 percent for the quarter and the year.

Mercer has made a number of leadership and organizational changes that reflect the strategic direction and execution of its businesses around key revenue growth areas. Mercer is now being managed as two broad businesses, each under separate leadership--Mercer Human Resource Consulting and Mercer's specialty consulting operations.

Mercer Human Resource Consulting delivers solutions to its global client base, encompassing retirement and benefits consulting and administration, the full array of human capital advice, and investment solutions, such as funds of managers products. Retirement consulting revenues were flat overall in 2004 as declines in the large markets of the United States and United Kingdom were offset by good growth throughout the rest of the world. Health care and group benefits and human capital consulting showed modest growth.

Putnam's defined contribution business was combined with the newly formed Mercer HR Services to create a unified, full-service global leader in human resources outsourcing. In addition, Mercer's health care and group benefits and Marsh's employee benefits practices were brought together to leverage the distribution capability and intellectual capital of both businesses.

Mercer's specialty consulting businesses, which include management, organizational change, and economic consulting, produced excellent results for both periods and continued to report strong new business in early 2005. For the full year, underlying revenues for management and organizational change consulting grew 13 percent, and economic consulting rose 9 percent.

Investment Management
---------------------
Putnam's revenues in the fourth quarter declined to $421 million. Average assets under management in the fourth quarter of 2004 were $211 billion, compared with $209 billion in the third quarter. Assets under management at the end of 2004 were $213 billion, compared with $209 billion at the end of the third quarter. Mutual fund assets were $143 billion and institutional assets were $70 billion at year end, compared with $140 billion and $69 billion, respectively, at the end of the third quarter. Mutual fund and institutional sales improved in the quarter. Net redemptions were higher due to decisions made earlier in the year by defined contribution plan sponsors. For the twelve months ended January 31, 2005, ten out of twelve of Putnam's flagship mutual funds, including six equity and four fixed income funds, were above median for investment performance in their respective Lipper categories.

Other
-----
MMC generated $2.1 billion of cash from operations in 2004, compared with $1.9 billion in 2003. These amounts reflect net income earned by MMC during those periods adjusted for non-cash charges and changes in working capital. Although net income declined significantly from the prior year, a number of charges recorded in 2004 have not yet been paid by MMC, such as costs for restructuring and regulatory settlements. In the fourth quarter, MMC completed $3 billion in medium-term bank financing, including a new $1.3 billion term loan and the amendment of $1.7 billion of existing revolving credit facilities. After making total pension contributions of $286 million, including discretionary payments of $115 million, net debt (total debt less cash and cash equivalents) was $3.9 billion at year-end 2004, compared with $2.7 billion at year-end 2003. The increase in net debt is due primarily to the $1.9 billion acquisition of Kroll in July 2004.

MMC's effective tax rate in the fourth quarter was 28.5 percent and 57 percent for the full year 2004, primarily reflecting the impact of regulatory settlements and a shift in the geographic mix of profits. The effective tax rate for ongoing operations is 35 percent.

Conference Call
---------------
A conference call to discuss fourth quarter and year-end 2004 results, the current business environment, the outlook, and Marsh's new business model, will be held today at 10:00 a.m. Eastern Standard Time. To participate in the live teleconference, please dial (800) 967-7135 (U.S.) or (719) 457-2626
(international). The live audio webcast (which will be listen-only) may be accessed at www.mmc.com. A replay of the webcast will be available beginning approximately two hours after the event. A continuous telephone replay will be available beginning at 1:00 p.m. Eastern Standard Time, March 1 and continuing until midnight Eastern Standard Time, March 8. To listen to the replay, please dial (888) 203-1112 (U.S.) or (719) 457-0820 (international). The access code for both numbers is 1284838.

MMC is a global professional services firm with annual revenues exceeding $12 billion. It is the parent company of Marsh, the world's leading risk and insurance services firm; Guy Carpenter, the world's leading risk and reinsurance specialist; Kroll, the world's leading risk consulting company; Putnam Investments, one of the largest investment management companies in the United States; and Mercer, a major global provider of consulting services. More than 60,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.


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


Marsh & McLennan Companies, Inc. and its subsidiaries ("MMC") and their representatives may from time to time make oral or written statements (including certain statements contained in this press release and other MMC filings with the Securities and Exchange Commission and in our reports to stockholders) relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning the matters raised in the complaint filed by the New York Attorney General's Office stating a claim for, among other things, fraud and violations of New York State antitrust and securities laws, the complaint filed by the Connecticut Attorney General and numerous other investigations being conducted by other state attorneys general and state superintendents or commissioners of insurance, elimination of market services agreements ("MSA"), the new business model of MMC or Marsh Inc., expected synergies from business combinations, cost savings from reductions in staff levels, the adverse consequences arising from market-timing issues at Putnam, including fines and restitution, revenues, expenses, earnings and cash flow, capital structure, existing credit facilities, and access to public capital markets including commercial paper markets, pension funding, market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, claims, lawsuits and other contingencies, and matters relating to MMC's operations and income taxes.

Such forward-looking statements are based on available current market and industry materials, experts' reports and opinions, and long-term trends, as well as management's expectations concerning current and future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by forward-looking statements that we make include:

o the impact of litigation and regulatory proceedings brought by the New York Attorney General's Office, other state attorneys general and state insurance regulators,
o the impact of class actions, derivative actions and individual suits brought by policyholders and shareholders (including MMC employees) asserting various claims, including claims under U.S. securities laws, ERISA, unfair business practices and other common law or statutory claims,
o        loss of clients,
o        loss of producers or key managers,
o inability to negotiate satisfactory new arrangements for Marsh's compensation with insurance carriers or clients,
o inability to reduce expenses to the extent necessary to achieve desired levels of profitability,
o        inability to collect previously accrued MSA revenue,
o        changes in competitive conditions,
o        movements in premium rate levels,
o changes in the availability of, and the market conditions and the premiums insurance carriers charge for, insurance products,
o        mergers between client organizations,
o        insurance or reinsurance company insolvencies,
o the impact of litigation and other matters stemming from market-timing issues at Putnam,
o        changes in worldwide and national equity and fixed income markets,
o        actual and relative investment performance of the Putnam mutual funds,
o        the level of sales and redemptions of Putnam mutual fund shares,
o the ability to maintain investment management and administrative fees at current levels at Putnam,
o the ability of MMC to successfully access the public capital markets to meet long term financing needs,
o the continued strength of MMC's relationships with its employees and clients,
o the ability to successfully integrate acquired businesses and realize expected synergies,
o        changes in general worldwide and national economic conditions,
o        the impact of terrorist attacks,
o        natural catastrophes,
o changes in the value of investments made in individual companies and investment funds,
o        fluctuations in foreign currencies,


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


o        actions of regulators,
o        changes in interest rates,
o        developments relating to claims, lawsuits and contingencies,
o prospective and retrospective changes in the tax or accounting treatment of MMC's operations, and
o the impact of tax and other legislation and regulation in the jurisdictions in which MMC operates.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.


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




                                                   Marsh & McLennan Companies, Inc.
                                                   Consolidated Statements of Income
                                                (In millions, except per share figures)
                                                              (Unaudited)

                                                            Three Months Ended               Twelve Months Ended
                                                               December 31,                     December 31,
                                                         --------------------------     ------------------------------
                                                            2004           2003             2004             2003
                                                         -----------    -----------     -------------    -------------
Revenue:
Service Revenue                                           $2,928           $2,987          $11,959          $11,444
Investment Income (Loss)                                      57               36              200              100
                                                         -----------    -----------     -------------    -------------

     Total Revenue                                         2,985            3,023           12,159           11,544
                                                         -----------    -----------     -------------    -------------

Expense:
Compensation and Benefits                                  1,767            1,587            6,714            5,926
Other Operating Expenses                                   1,401              839            3,828            3,112
Regulatory and Other Settlements                             698               10              965               10
                                                         -----------    -----------     -------------    -------------

     Total Expense                                         3,866            2,436           11,507            9,048
                                                         -----------    -----------     -------------    -------------

Operating Income (Loss)                                     (881)             587              652            2,496

Interest Income                                                6                5               21               24

Interest Expense                                             (66)             (48)            (219)            (185)
                                                         -----------    -----------     -------------    -------------

Income (Loss) Before Income Taxes and
Minority Interest Expense                                   (941)             544              454            2,335

Income Taxes                                                (268)             161              259              770

Minority Interest Expense, Net of Tax                          3                8               15               25
                                                         -----------    -----------     -------------    -------------

Net Income (Loss)                                         $ (676)         $   375           $  180           $1,540
                                                         ===========    ===========     =============    =============

Basic Net Income (Loss) Per Share                         $(1.28)         $  0.71           $0.34            $ 2.89
                                                         ===========    ===========     =============    =============

Diluted Net Income (Loss) Per Share                       $(1.28)         $  0.69           $0.34            $ 2.81
                                                         ===========    ===========     =============    =============

Average Number of
     Shares Outstanding - Basic                              529              529              526              533
                                                         ===========    ===========     =============    =============

Average Number of
     Shares Outstanding - Diluted                            529              543              535              548
                                                         ===========    ===========     =============    =============



                                                                                                                      Page 1 of 8



                                                   Marsh & McLennan Companies, Inc.
                                              Supplemental Information - Revenue Analysis
                                                            Fourth Quarter
                                                         (Millions) (Unaudited)


                                                                                     Components of Revenue Change
                                                                                   ----------------------------------   Underlying
                                        Three Months Ended          % Change                  Acquisitions/               Revenue
                                            December 31,              GAAP        Currency    Dispositions  Underlying   excluding
                                           2004          2003        Revenue       Impact        Impact      Revenue     MSA Impact

                                     ---------------------------------------------------------------------------------------------

Risk and Insurance Services
Risk Management and Insurance            $1,080        $1,298         (17)%             2%            2%        (21)%          (6)%
Broking
Reinsurance Broking and Services            154           151           2%              1%            -           1%
Risk Consulting & Technology                289            87         235%              -           227%          8%
Related Insurance Services                  283           239          19%              1%            6%         12%           15%
                                      -----------    ----------
   Total Risk and Insurance Services      1,806         1,775           2%              2%           13%        (13)%          (1)%
                                      -----------    ----------

Investment Management                       421           554         (24)%             -             -         (24)%
                                      -----------    ----------

Consulting
Retirement Services                         334           297          13%              8%            5%          -
Management and Organizational Change        165           134          23%              4%            2%         17%
Health Care & Group Benefits                 87            88          (1)%             1%            -          (2)%
Human Capital                               102           103          (2)%             1%            -          (3)%
Economic                                     43            41           9%              2%            -           7%
                                      -----------    ----------
                                            731           663          10%              5%            2%          3%
Reimbursed Expenses                          45            42
                                      -----------    ----------
     Total Consulting                       776           705          10%              5%            2%          3%
                                      -----------    ----------

Total Operating Segments                  3,003         3,034          (1)%             2%            8%        (11)%          (4)%
                                      -----------    ----------

Corporate Eliminations                      (18)          (11)
                                      -----------    ----------

   Total Revenue                         $2,985        $3,023
                                      ===========    ==========


Notes

Market services revenue ("MSA"):


                        2004    2003
                      ------   -----
First Quarter        $  211   $  173
Second Quarter          211      202
Third Quarter            46      177
Fourth Quarter           73      293
                     ------   ------
   Total             $  541   $  845
                     ======   ======

Effective October 1, 2004 Marsh agreed to eliminate contingent compensation agreements with insurers.

Underlying revenue measures the change in revenue, before the impact of acquisitions and dispositions, using consistent currency exchange rates.
Underlying revenue for risk management and insurance broking decreased 21% in the fourth quarter, including a 15% decline related to market services agreements; and for the risk and insurance services segment underlying revenue decreased 13% in the fourth quarter including a 12% decline related to market services agreements.

Interest income on fiduciary funds amounted to $36 million and $23 million for the three months ended December 31, 2004 and 2003, respectively.

Certain reclassifications have been made to prior year amounts to conform with current presentation.


                                                                                                                       Page 2 of 8


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


                                                   Marsh & McLennan Companies, Inc.
                                              Supplemental Information - Revenue Analysis
                                                         (Millions) (Unaudited)



                                                                                       Components of Revenue Change
                                                                                   ----------------------------------    Underlying
                                        Twelve Months Ended          % Change                  Acquisitions/              Revenue
                                            December 31,              GAAP        Currency    Dispositions  Underlying   excluding
                                         2004          2003          Revenue       Impact        Impact      Revenue     MSA Impact
                                      ---------------------------------------------------------------------------------------------

Risk and Insurance Services
Risk Management and Insurance            $4,805       $4,881          (2)%             3%            1%         (6)%            0%
Broking
Reinsurance Broking and Services            842          797           6%              3%            -           3%
Risk Consulting & Technology                716          300         139%              -           130%          9%
Related Insurance Services                1,028          890          16%              1%            3%         12%            13%
                                      ----------    ----------
   Total Risk and Insurance Services      7,391        6,868           8%              3%            7%         (2)%            3%
                                      ----------    ----------

Investment Management                     1,757        2,001         (12)%             -             -         (12)%
                                      ----------    ----------
Consulting
Retirement Services                       1,356        1,203          13%              8%            5%          -
Management and Organizational Change        585          449          30%              5%           12%         13%
Health Care & Group Benefits                397          388           2%              1%            -           1%
Human Capital                               407          384           6%              5%            -           1%
Economic                                    166          150          11%              2%            -           9%
                                      ----------    ----------
                                          2,911        2,574          13%              6%            4%          3%
Reimbursed Expenses                         159          145
                                      ----------    ----------
     Total Consulting                     3,070        2,719          13%              6%            4%          3%
                                      ----------    ----------

Total Operating Segments                 12,218       11,588           5%              3%            5%         (3)%            0%
                                      ----------    ----------

Corporate Eliminations                      (59)         (44)
                                      ----------    ----------

   Total Revenue                        $12,159      $11,544
                                      ==========    ==========


Notes

Underlying revenue measures the change in revenue, before the impact of acquisitions and dispositions, using consistent currency exchange rates.  Underlying revenue for risk management and insurance broking decreased 6% for the twelve months, including a 6%
decline related to market services agreements; and for the risk and insurance services segment underlying revenue decreased 2% for the twelve months including a 5% decline related to market services agreements.

Related Insurance Services includes U.S. affinity, wholesale broking, underwriting management, claims management and MMC Capital businesses.

Interest income on fiduciary funds amounted to $130 million and $114 million for the twelve months ended December 31, 2004 and
2003, respectively.

Investment  income (loss) includes realized and unrealized gains and losses from investments  recognized in the income statement, as well as other than temporary  declines in the value of "available for sale"  securities.  MMC's  investments  may include seed shares for  mutual  funds,  direct  investments,  and  investments  in private  equity  funds.  Costs  related  to the  management of MMC's investments,  including  incentive  compensation  partially  derived  from  investment  income and loss,  are  recorded in operating expenses.

MMC's direct  investment in AXIS is classified as an available for sale security.  As restrictions on the sale of AXIS shares expire, changes in fair value are reflected on the Balance  Sheet until  realized.  Trident II's  investments  are carried at fair value,  in accordance with investment company  accounting.  MMC's  proportionate share of the change in value of its investment in Trident II is recorded as part of investment income (loss) in the Consolidated Statements of Income.

Certain reclassifications have been made to prior year amounts to conform with current presentation.


                                                                                                                        Page 3 of 8


                                                   Marsh & McLennan Companies, Inc.
                                                       Supplemental Information
                                                        (Millions) (Unaudited)


                                                                           Three Months Ended             Twelve Months Ended
                                                                              December 31,                    December 31,
                                                                       ----------------------------    ---------------------------
                                                                          2004             2003           2004           2003
                                                                       ------------     -----------    -----------    ------------
Operating Income (Loss) Including Minority Interest Expense:
Risk and Insurance Services                                            $   (834)         $   400        $    252        $1,751
Investment Management                                                       (30)             133              94           497
Consulting                                                                   22               85             330           363
Corporate                                                                   (42)             (39)            (39)         (140)
                                                                       ------------     -----------    -----------    ------------
                                                                           (884)             579             637         2,471
                                                                       ------------     -----------    -----------    ------------
Minority Interest Expense, Net of Tax, Included Above:
Risk and Insurance Services                                                   3                4              15            13
Investment Management                                                         -                4               -            12
                                                                       ------------     -----------    -----------    ------------
                                                                              3                8              15            25
                                                                       ------------     -----------    -----------    ------------
Operating Income (Loss)                                                 $  (881)         $   587        $    652        $2,496
                                                                       ============     ===========    ===========    ============
Segment Operating Margins:
Risk and Insurance Services                                                (46.2)%            22.5%            3.4%         25.5%
Investment Management (a)                                                   (7.1)%            24.0%            5.4%         24.8%
Consulting                                                                   2.8%             12.1%           10.7%         13.4%

Consolidated Operating Margin                                              (29.5)%            19.4%            5.4%         21.6%
Pretax Margin                                                              (31.5)%            17.9%            3.7%         20.2%
Effective Tax Rate                                                          28.5%             29.6%           57.0%         33.0%

Shares Outstanding at End of Period                                         527              527

Potential Minority Interest Associated with the Putnam
     Equity Partnership Plan Net of Dividend Equivalent
     Expense Related to MMC Common Stock Equivalents                         $0              $(1)            $(2)            $(1)



 (a) In the third quarter of 2004,  Putnam's  contract for transfer  agency  services was converted from an expense  reimbursement basis to a fixed fee for the  remainder  of 2004.  The change in the service fee  calculation  resulted in an increase in service fee revenue and expense  incurred  under the contract of $21 million and $41 million for the three months and twelve months ended
 December 31, 2004. The change in the service fee contract had an immaterial impact on operating  income,  but reduces the ongoing operating margin by approximately 100 basis points.


                                                                                                                      Page 4 of 8


                                                   Marsh & McLennan Companies, Inc.
                                       Supplemental Information - Putnam Assets Under Management
                                                        (Billions) (Unaudited)


                                              Dec. 31,         Sept. 30,          June 30,        March 31,         Dec. 31,
                                               2004              2004              2004             2004             2003
                                           --------------    -------------     -------------    -------------    -------------

Mutual Funds:
Growth Equity                                  $  38             $  37            $  41            $  45            $  46
Value Equity                                      41                39               41               42               43
Blend Equity                                      28                27               28               30               32
Fixed Income                                      36                37               38               40               42
                                           --------------    -------------     -------------    -------------    -------------
    Total Mutual Fund Assets                     143               140              148              157              163
                                           --------------    -------------     -------------    -------------    -------------

Institutional:
Equity                                            40                40               39               44               51
Fixed Income                                      30                29               26               26               26
                                           --------------    -------------     -------------    -------------    -------------
    Total Institutional Assets                    70                69               65               70               77
                                           --------------    -------------     -------------    -------------    -------------
Total Ending Assets                            $ 213             $ 209            $ 213            $ 227            $ 240
                                           ==============    =============     =============    =============    =============

Assets from Non-US Investors                   $  38             $  36            $  36            $  38            $  39
                                           ==============    =============     =============    =============    =============

Average Assets Under Management:
    Quarter-to-Date                            $ 211             $ 209            $ 216            $ 234            $ 259
                                           ==============    =============     =============    =============    =============
    Year-to-Date                               $ 217             $ 220            $ 225            $ 234            $ 258
                                           ==============    =============     =============    =============    =============

Net New Sales/(Redemptions) including
 Dividends Reinvested: (a)
    Quarter-to-Date                          $ (10.7)          $ (10.5)         $ (12.2)         $ (17.6)         $ (53.7)
                                           ==============    =============     =============    =============    =============
    Year-to-Date                             $ (51.0)          $ (40.3)         $ (29.8)         $ (17.6)         $ (60.7)
                                           ==============    =============     =============    =============    =============

Impact of Market/Performance on Ending
 Assets Under Management                     $  15.4           $  (2.1)         $  (1.4)         $   4.5          $ 21.9
                                           ==============    =============     =============    =============    =============



Categories of mutual fund assets reflect style designations aligned with Putnam's various prospectuses.  All quarter-end assets conform with the current investment mandate for each product.

(a)  Excludes the impact of the acquisition of PanAgora in July 2004, which increased reported assets under management by $8.2 billion.


                                                                                                                        Page 5 of 8



                                                   Marsh & McLennan Companies, Inc.
                                                      Consolidated Balance Sheets
                                                        (Millions) (Unaudited)

                                                         December 31,           December 31,
                                                             2004                    2003
                                                        -------------           ------------

ASSETS
Current assets:
Cash and cash equivalents                                $  1,396               $     665
Net receivables                                             2,890                   2,703
Other current assets                                          601                     480
                                                         --------               ---------

   Total current assets                                     4,887                   3,848

Goodwill and intangible assets                              8,139                   5,797

Fixed assets, net                                           1,387                   1,389
Long-term investments                                         558                     648
Prepaid pension                                             1,394                   1,199
Other assets                                                1,972                   2,172
                                                          -------                 -------
   TOTAL ASSETS                                           $18,337                 $15,053
                                                          =======                 =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt                                          $    636                 $   447
Accounts payable and accrued liabilities                    1,834                   1,501
Regulatory settlements - current portion                      390                      10
Accrued compensation and employee benefits                  1,591                   1,263
Accrued income taxes                                          280                     272
Dividends payable                                               -                     166
                                                         --------                 -------
  Total current liabilities                                 4,731                   3,659

Fiduciary liabilities                                       4,136                   4,228
Less - cash and investments held in
       a fiduciary capacity                                (4,136)                 (4,228)
                                                         --------                 -------
                                                                -                       -
Long-term debt                                              4,691                   2,910
Regulatory settlements                                        595                       -
Pension, postretirement and postemployment benefits         1,333                     997
Other liabilities                                           1,927                   2,036

Total stockholders' equity                                  5,060                   5,451
                                                          -------                 -------
                                                          $18,337                 $15,053
                                                          =======                 =======


                                                                                                                        Page 6 of 8



                                                  Marsh & McLennan Companies, Inc.
                                                Reconciliation of Non-GAAP Measures
                                                                  --------
                                                Three Months Ended December 31, 2004
                                                       (Millions) (Unaudited)


                                              Risk &
                                            Insurance         Investment
                                            Services          Management        Consulting        Corporate         Total
                                          --------------    ----------------   --------------    -------------    -----------


Operating Income (Loss) As Reported (a)    $  (834)           $   (30)          $    22          $    (42)       $   (884)
                                         --------------    ----------------   --------------    -------------    -----------

Settlements (b)
   Settlements                                 618                 80                 -                 -             698
   Administration Costs                         16                  -                 -                 -              16
                                         --------------    ----------------   --------------    -------------    -----------
                                               634                 80                 -                 -             714
                                         --------------    ----------------   --------------    -------------    -----------

Restructuring Charges (c)                      231                 26                62                18             337
                                         --------------    ----------------   --------------    -------------    -----------

Servicing Obligation  (d)                       65                  -                 -                 -              65
                                         --------------    ----------------   --------------    -------------    -----------

Other
   Legal and Audit                              15                  7                 -                 -              22
   Communications                                -                  1                 -                 1               2
   Other (e)                                    15                  1                11                 3              30
   Minority Interest                             -                 (2)                -                 -              (2)
                                         --------------    ----------------   --------------    -------------    -----------
                                                30                  7                11                 4              52
                                         --------------    ----------------   --------------    -------------    -----------

        Net Adjustments                        960                113                73                22           1,168
                                         --------------    ----------------   --------------    -------------    -----------

Operating Income As Adjusted              $    126            $    83            $   95           $   (20)       $    284
                                         ==============    ================   ==============    =============    ===========

Operating Income Margin As Adjusted            7.0%              19.7%             12.2%              N/A            9.5%
                                         ==============    ================   ==============    =============    ===========

(a) Market services revenue of $73 million is included in Operating Income As Reported and Operating Income As Adjusted.
Effective October 1, 2004, Marsh agreed to eliminate contingent compensation agreements with insurers.


(b)  Settlements Include:
         Marsh's Settlement with New York regulators
         Putnam's Settlements with the SEC and State of Massachusetts

(c)  MMC will continue to review its staffing levels and cost structure in light of evolving business conditions, which could result in restructuring charges in the future.

(d) In connection with accounting guidance issued by the Institute of Chartered Accountants in the U.K., MMC reassessed its obligation to provide future claims handling and certain administrative services for brokerage clients in the European marketplace.  MMC has determined that under certain circumstances it is obligated to provide such services based on its current business practices.  MMC recorded a pretax charge to reflect the change in estimated cost to provide these services.  This change does not result in any incremental cash outflow for the Company.

(e) Other primarily reflects employee retention, accelerated leasehold amortization and software writeoffs and the bonus impact on certain noteworthy items.

NON-GAAP MEASURES:  A number of noteworthy items have impacted operating income in 2004.  MMC believes this schedule provides a concise analysis of the effects of these items.  Nonetheless, it is pertinent to note that the amounts shown in the captions
Operating Income As Adjusted and Operating Income Margin As Adjusted are non-GAAP measures.
                                                                         --------


                                                                                                                        Page 7 of 8
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




                                                  Marsh & McLennan Companies, Inc.
                                                Reconciliation of Non-GAAP Measures
                                                                  --------
                                               Twelve Months Ended December 31, 2004
                                                       (Millions) (Unaudited)

                                           Risk &
                                         Insurance         Investment
                                          Services         Management        Consulting        Corporate         Total
                                        -------------    ----------------   --------------    -------------    -----------


Operating Income As Reported (a)          $   252         $      94           $   330          $    (39)       $    637
                                        -------------    ----------------   --------------    -------------    -----------

Settlements (b)
   Settlements                                850               220                 -              (105)            965
   Administrative Costs                        16                 -                 -                 -              16
                                        -------------    ----------------   --------------    -------------    -----------
                                              866               220                 -              (105)            981
                                        -------------    ----------------   --------------    -------------    -----------

Restructuring Charges (c)                     231                26                62                18             337
                                        -------------    ----------------   --------------    -------------    -----------

Servicing Obligation (d)                       65                 -                 -                 -              65
                                        -------------    ----------------   --------------    -------------    -----------

Other
   Legal and Audit                             15                45                 -                 -              60
   Severance - First Three Quarters            40                57                11                 -             108
   Communications                               -                16                 -                 1              17
   Executive Compensation Credit                -               (25)                -                 -             (25)
   Gain on Sale of Italian Joint Venture        -               (38)                -                 -             (38)
   Other (e)                                   15                (3)               11                 3              26
   Minority Interest                            -                (8)                -                 -              (8)
                                        -------------    ----------------   --------------    -------------    -----------
                                               70                44                22                 4             140
                                        -------------    ----------------   --------------    -------------    -----------

        Net Adjustments                     1,232               290                84               (83)          1,523
                                        -------------    ----------------   --------------    -------------    -----------

Operating Income As Adjusted (a)         $  1,484           $   384           $   414          $   (122)       $  2,160
                                        =============    ================   ==============    =============    ===========

Operating Income Margin As Adjusted (a)      20.1%             22.3%             13.5%            N/A             17.9%
                                        =============    ================   ==============    =============    ===========

(a)  Market services revenue of $541 million is included in Operating Income As Reported and Operating Income As Adjusted.
Effective October 1, 2004, Marsh agreed to eliminate contingent compensation agreements with insurers.

(b)  Settlements Include:
         Marsh's Settlement with New York regulators
         Putnam's Settlements with the SEC and State of Massachusetts
         Corporate- Final Insurance Settlement related to WTC

(c)  MMC will continue to review its staffing levels and cost structure in light of evolving business conditions, which could result in restructuring charges in the future.

(d)  In connection with accounting guidance issued by the Institute of Chartered Accountants in the U.K., MMC reassessed its obligation to provide future claims handling and certain administrative services for brokerage clients in the European marketplace.  MMC has determined that under certain circumstances it is obligated to provide such services based on its current business practices. MMC recorded a pretax charge to reflect the change in estimated cost to provide these services.  This change does not result in any incremental cash outflow for the Company.

(e)  Other primarily reflects employee retention, accelerated leasehold amortization, software writeoffs and the bonus impact on certain noteworthy items.

NON-GAAP MEASURES:  A number of noteworthy items have impacted operating income in 2004.  MMC believes this schedule provides a concise analysis of the effects of these items.  Nonetheless, it is pertinent to note that the amounts shown in the captions
Operating Income As Adjusted and Operating Income Margin As Adjusted are non-GAAP measures.
                                                                         --------


                                                                                                                       Page 8 of 8